Exhibit 3.1

CERTIFICATE OF FORMATION
OF
SANTANDER COMMERCIAL MORTGAGE SECURITIES LLC

This Certificate of Formation of Santander Commercial Mortgage Securities LLC (the “LLC”), dated August 27, 2025, is being duly executed and filed by Gerard Chamberlain, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST. The name of the limited liability company formed hereby is Santander Commercial Mortgage Securities LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

THIRD. The name and address of the registered agent for service of process of the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/Gerard Chamberlain
Name:	Gerard Chamberlain
Authorized Person